U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K-A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): April 1, 2003


                             Prelude Ventures, Inc.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)

             000-49950                                98-0232018
         ----------------                         --------------------
       (Commission File No.)                (IRS Employer Identification No.)


                        234-5149 Country Hills Boulevard
                                    Suite 208
                            Calgary, Alberta T3A 5K8
                                 (403) 541-1575
          (Address and telephone number of principal executive offices and place of business)


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Item 2. Acquisition or Disposition of Assets

As previously reported on the Current Report on Form 8-K, filed April 15, 2003, the Registrant, Prelude Ventures, Inc., on April 1, 2003, entered into a definitive agreement to acquire an aggregate of 10,000,000 shares of common stock, being all of the issued and outstanding shares of Pascal Energy, Inc. from that company and its shareholders. Prelude has agreed to issue and or exchange the following shares: with the date of April 1, 2003, 5,000,000 common voting shares, restricted under rule 144 of the Sec. Act, and in such form as requested by the sellers; and at a later date, issue 5,000,000 shares common voting shares, restricted under rule 144 of the Sec. Act, and in such form as requested by the sellers, subject to Prelude paying not less than $1,000,000 accumulated dividend to its shareholders of record.

The Registrant has not completed its due diligence with respect to the acquisition of Pascal Energy, Inc., and accordingly, the transaction has not been completed and no shares have been issued to the Definitive Agreement, dated as of the 1st Day of April, 2003. The full text of the agreement was previously filed with the initial Current Report on Form 8-K, filed April 15, 2003, as
Exhibit 10.1 and incorporated by reference.

Upon completion of Due Diligence, the transaction will be completed, after full Board of Directors approval.

Item 5. Other Events

The Registrant had previously, on April 1, 2003, relocated its offices to 234-5149 Country Hills Boulevard, Suite 208, Calgary, Alberta T3A 5K8, telephone number (403) 541-1575. The location is currently in an executive office suite, whereby the Registrant leases space as needed. The cost is a little as $75 per month, depending on the services needed.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prelude Ventures, Inc.

                                            By: Anthony Sarvucci
                                                ------------------------
                                                Anthony Sarvicci, President
 Dated: April 15, 2003